Exhibit 99.1

BALLY’S COPORATION TO ACQUIRE MONKEY KNIFE FIGHT,
FASTEST GROWING DAILY FANTASY SPORTS SITE IN NORTH AMERICA

Bally’s Becomes the Third U.S. Sports Betting Company With a Fantasy Sports Segment

Gaming Platform Complements Bally’s Comprehensive Omnichannel Strategy

Acquisition Enhances Bally’s Player Database

PROVIDENCE, R.I., January 25, 2021 -- Bally’s Corporation (NYSE: BALY) (the “Company”), a leading U.S. provider of land-based gaming and interactive entertainment, today announced that it has entered into a definitive agreement to acquire Monkey Knife Fight (“MKF”), the award-winning, fastest-growing1 gaming platform and third-largest daily fantasy sports (“DFS”) operator in North America. The all-stock transaction makes Bally’s just the third sports betting company in the U.S. to have a fantasy sports segment. In 2020, MKF, which offers its loyal users a dynamic and creative slate of daily sports and e-sports contests, was ranked by SponsorUnited as the sixth most-searched and tenth fastest-growing brand in sports and entertainment.

Bally’s acquisition of MKF is the latest step in the Company’s long-term growth and diversification strategy to become the first truly vertically integrated sports betting and iGaming company in the U.S. with a B2B2C business model. Importantly, it complements Bally’s recent media partnership with Sinclair Broadcast Group and its pending acquisition of Bet.Works, including its proprietary technology stack.

“With this acquisition, we are pleased to enter into the high-growth DFS market. Monkey Knife Fight is a unique asset that we look forward to incorporating into Bally’s constantly growing omnichannel portfolio of land-based casinos and iGaming platforms,” said George Papanier, President and Chief Executive Officer of Bally’s Corporation. “As with all of the properties and services that fall under the iconic Bally’s brand, we are committed to providing a best-in-class DFS platform to sports fans around the country.”

With approximately 180,000 registered users and 80,000 depositing players, MKF’s distinctive, user-friendly gaming platform will become an integral component of the “Bally’s Interactive” division, as well as contribute to Bally’s growing player database. MKF will support Bally’s plans to develop a potential sports bettors database in states such as California, Florida and Texas, which are expected to account for 20-25% of U.S. sports betting revenues (according to Wall Street analyst research estimates). It will also enable Bally’s to build a player database in Canada, a market that is expected to authorize sports betting in the near future. In addition, the acquisition will lead to Bally’s developing new and engaging content with MKF for its customers.

Papanier continued, “The MKF acquisition will allow Bally’s to leverage both its current customer database as well as DFS’s collection of depositing players. These assets will also provide Bally’s with a significant advantage in launching its own B2C sports betting operations.”
1 Sources: https://usbettingreport.com/news/monkey-knife-fight-partners-with-nfl-and-nflpa/; https://www.sportico.com/business/sponsorship/2020/monkey-knife-fight-fantasy-draftkings-playbook-1234609881/

Additionally, Bally’s intends to combine MKF’s expansive geographic presence, which spans 37 states, the District of Columbia, and Canada, with Sinclair’s significant media footprint, including its portfolio of 21 regional sports networks, to engage sports fans across the U.S by providing unique DFS offerings.

“Since our inception, we have distinguished ourselves from competitors by providing the best experiences for our valued players, forming strategic partnerships with teams, ownership groups and players unions, and acquiring strategic assets to bolster our position in the market,” said Bill Asher, Founder and Chief Executive Officer of Monkey Knife Fight. “I am immensely proud of all we have accomplished over the past three years at MKF and am confident that the talented Bally’s team has what it takes to continue to grow and develop what is already a great business.”

As part of the acquisition, MKF is set to receive immediately exercisable penny warrants to purchase up to approximately $50 million in Bally’s common shares (subject to adjustment) at closing, and (2) contingent penny warrants to purchase up to approximately $20 million in additional Bally’s common shares on each of the first and second anniversaries of closing, for a possible total of up to approximately $40 million. The contingency relates to MKF’s continued operations in jurisdictions in which it operates at closing. The transaction is expected to close in the first quarter of 2021, subject to customary closing conditions.

Advisors

Jones Day served as legal advisor to Bally’s Corporation. Shearman & Sterling and Stikeman Elliott served as legal advisors, and Canaccord Genuity served as financial advisor, to MKF.

About Bally’s Corporation

Bally’s Corporation currently owns and manages 11 casinos across seven states, a horse racetrack and 13 authorized OTB licenses in Colorado. With more than 5,900 employees, the Company's operations include 13,260 slot machines, 459 game tables and 2,941 hotel rooms. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Casino Vicksburg (Vicksburg, MS), Dover Downs Hotel & Casino (Dover, DE), Bally’s Atlantic City (Atlantic City, NJ), Eldorado Resort Casino Shreveport (Shreveport, LA), Casino KC (Kansas City, MO), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, IN), Jumer's Casino & Hotel (Rock Island, IL), and MontBleu Resort Casino & Spa (Lake Tahoe, NV), as well as the construction of a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and manage 15 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY.”

About Monkey Knife Fight

Ranked as the third largest Daily Fantasy Sports (DFS) company, Monkey Knife Fight's (MKF) award winning site is the fastest-growing gaming platform in North America. The company has achieved this explosive growth due to its unique, fun and engaging style of mobile sports gaming that truly levels the playing field for the average fantasy sports player. Unlike most DFS sites, where average sports fans are forced to play against professionals and rarely win, MKF offers its loyal users a dynamic, creative and ever-expanding slate of daily sports and esports contests, where having fun and winning, are part of the experience. Daily contests are offered for NFL, NBA, MLB NHL, Esports, Golf, Soccer, WNBA, and NASCAR events.

Follow Monkey Knife Fight on Facebook (@PlayMonkeyKnifeFight), Twitter (@MKF), and Instagram (MonkeyKnifeFight).

Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and Bally’s Corporation’s (“Bally’s”) plans, objectives, expectations and intentions, legal, economic and regulatory conditions and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements are sometimes identified by words like “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty surrounding the ongoing COVID-19 pandemic, including uncertainty regarding its extent, duration and impact, the resulting closure of Bally’s properties (all of which have re-opened at some limited level of capacity) and the risk that the ongoing COVID-19 pandemic may require Bally’s properties to close again for an indeterminable period of time; (2) the time it will take Bally’s to return its facilities to full capacity and the restrictions applicable to its facilities until then; (3) the costs to comply with any mandated health requirements associated with the virus; (4) customer responses as Bally’s facilities continue to operate under various restrictions including the time it takes customers to return to the facilities and the frequency with which they visit Bally’s facilities; (5) the economic uncertainty and challenges in the economy resulting from the ongoing COVID-19 pandemic, including the resulting reduced levels of discretionary consumer spending; (6) challenges Bally’s may face in bringing employees back to work upon re-opening of its facilities; (7) unexpected costs, charges or expenses resulting from the recently completed acquisitions; (8) uncertainty of the expected financial performance of Bally’s, including the failure to realize the anticipated benefits of its acquisitions; (9) Bally’s ability to implement its business strategy; (10) evolving legal, regulatory and tax regimes; (11) the effects of competition that exists in the gaming industry; (12) the actions taken to reduce costs and losses as a result of the COVID-19 pandemic, which could negatively impact guest loyalty and our ability to attract and retain employees; (13) risks associated with increased leverage from Bally’s recently completed and proposed acquisitions;

(14) the inability or unwillingness of the lenders under our revolving credit facility to fund requests that we may make to borrow amounts under the facility; (15) increased borrowing costs associated with higher levels of borrowing, (16) the risk that contemplated acquisitions, and the expected benefits therefrom and the timing thereof, do not occur as planned or at all; and (17) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of Bally’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 13, 2020 and Bally’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 as filed with the Securities and Exchange Commission on November 6, 2020. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Bally’s does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Bally’s Corporation

Investor Contact
Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8564
InvestorRelations@twinriver.com

Media Contact
Richard Goldman / David Gill Kekst CNC 646-847-6102 / 917-842-5384
BallysMediaInquiries@kekstcnc.com

Monkey Knife Fight

Media Contact
Bailey Irelan
BIrelan@hotpaperlantern.com